Tidal III 485BPOS

Exhibit 99(p)(xxi)

Worth Charting Group, LLC

Code of Ethics

Adopted Pursuant to Rule 204A-1 under the Investment Advisers Act of 1940

1. Introduction, Purpose, and Scope

Worth Charting Group, LLC (“Worth Charting” or the “Firm”) is an SEC-registered investment adviser that serves exclusively as a sub-adviser and portfolio manager to a single SEC-registered exchange-traded fund (the “ETF”). The Firm does not provide advisory services to retail clients, institutional separate accounts, pooled investment vehicles other than the ETF, or any other advisory clients.

This Code of Ethics (the “Code”) is adopted pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). The Code establishes standards of business conduct that reflect the Firm’s fiduciary duties of care and loyalty and is designed to prevent fraudulent, deceptive, or manipulative practices.

This Code applies to all officers, employees, and supervised persons of Worth Charting (collectively, “Employees”). Compliance with this Code is a condition of employment and is reviewed on an ongoing basis by the Chief Compliance Officer (“CCO”).

The objectives of this Code are to:

●	Reinforce the Firm’s fiduciary duty to its client, the ETF

●	Promote ethical, professional, and responsible conduct

●	Identify, address, and mitigate conflicts of interest

●	Prevent the misuse of material non-public information

●	Establish clear expectations regarding personal conduct

●	Ensure compliance with applicable federal securities laws

2. Definitions

For purposes of this Code, the following definitions apply:

Access Person – Any supervised person of the Firm who has access to non-public information regarding the ETF’s portfolio holdings, investment recommendations, or trading activity. All Employees of Worth Charting are deemed Access Persons.

Advisers Act – The Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

Chief Compliance Officer (CCO) – The individual designated by the Firm to administer and enforce this Code and the Firm’s compliance program.

ETF – The SEC-registered exchange-traded fund for which Worth Charting serves as sub-adviser and portfolio manager pursuant to a sub-advisory agreement.

Federal Securities Laws – Includes the Advisers Act, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, and all rules, regulations, and guidance issued by the U.S. Securities and Exchange Commission (“SEC”).

Material Non-Public Information (MNPI) – Information that a reasonable investor would consider important in making an investment decision and that has not been disseminated broadly to the investing public.

Initial Public Offering (IPO) – an offering of securities registered under the Securities Act of 1933 where the issuer, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Private Placement – an offering exempt from registration under the Securities Act of 1933, including any limited offering.

Beneficial Ownership – ownership determined in the same manner as under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, and generally includes securities in which the Access Person has any direct or indirect pecuniary interest.

Reportable Security – Any security required to be reported under Rule 204A-1, excluding U.S. government obligations, money market funds, and open-end mutual funds not advised by the Firm.

Supervised Person – Any partner, officer, director, employee, or other individual subject to the Firm’s supervision and control.

3. Fiduciary Duty

Worth Charting owes a fiduciary duty of care and loyalty to its client, the ETF. This fiduciary obligation requires the Firm and its Employees to act in the best interests of the ETF at all times and to place the interests of the ETF ahead of their own personal interests.

Employees must:

●	Act with honesty, good faith, and integrity

●	Exercise reasonable care and professional judgment

●	Seek to avoid conflicts of interest or the appearance of impropriety

●	Fully disclose material conflicts of interest to the CCO

●	Refrain from taking advantage of their position for personal gain

ETF-Specific Conflicts. Employees acknowledge that the Firm’s compensation, continued engagement as a sub-adviser, and business growth may be influenced by the assets, performance, and success of the ETF. Employees must manage these incentives in accordance with the Firm’s fiduciary obligations, disclosure practices, and compliance policies.

4. Standards of Conduct

Employees are expected to adhere to the highest standards of ethical conduct and professionalism in all Firm-related activities.

Employees must:

●	Conduct themselves honestly, fairly, and ethically at all times

●	Comply with all applicable federal securities laws and Firm policies

●	Avoid making false, misleading, or exaggerated statements

●	Protect confidential, proprietary, and sensitive information

●	Cooperate fully with compliance reviews and inquiries

●	Promptly report any suspected violations of this Code or the law

Research and Advisory Distinction. Employees must clearly distinguish between the Firm’s investment advisory activities conducted on behalf of the ETF and any general market research, commentary, or educational content produced outside the advisory context. Employees may not present research, commentary, or public communications as individualized investment advice, nor imply that such content reflects current or future ETF portfolio holdings, except as disclosed in the ETF’s offering documents.

5. Compliance with Federal Securities Laws

Employees are required to comply with all applicable federal securities laws, including but not limited to:

●	Investment Advisers Act of 1940

●	Investment Company Act of 1940

●	Securities Act of 1933

●	Securities Exchange Act of 1934

●	SEC rules, regulations, and interpretive guidance

Violations of federal securities laws or this Code may result in disciplinary action, including termination of employment, and may require regulatory reporting.

6. Insider Trading and Material Non-Public Information

Employees are strictly prohibited from trading on, recommending, or improperly communicating MNPI. This prohibition applies regardless of whether the information is obtained through employment with the Firm or through other means.

Employees must:

●	Maintain the confidentiality of MNPI at all times

●	Avoid discussing confidential information in public or unsecured environments

●	Safeguard physical and electronic records containing sensitive information

●	Immediately notify the CCO if MNPI is suspected to have been received

7. Personal Securities Transactions

7.1 General Policy

Personal securities transactions may present conflicts of interest with the Firm’s fiduciary obligations. Accordingly, the Firm monitors such transactions through reporting and review. Because the Firm advises only a single ETF client, conflicts related to the allocation of investment opportunities among multiple clients are inherently limited.

7.2 Pre-Clearance, Restricted Transactions, and ETF-Specific Trading Controls

Because Worth Charting serves as sub-adviser and portfolio manager to the ETF and Access Persons may have knowledge of current or contemplated portfolio transactions, recommendations, or changes in strategy, certain personal securities transactions require prior written approval from the Chief Compliance Officer.

A.	IPOs and Private Placements

No Access Person may directly or indirectly acquire any beneficial ownership in an initial public offering (“IPO”) or private placement (including any limited offering) without obtaining prior written approval from the CCO. In determining whether approval should be granted, the CCO may consider whether the opportunity should be reserved for the ETF, whether the opportunity presents an actual or apparent conflict of interest, whether the investment is being offered to the Access Person by reason of his or her position with the Firm, and any other relevant facts and circumstances.

B.	Transactions in the Worth Charting Options Income ETF

No Access Person may purchase or sell shares of the Worth Charting Options Income ETF without prior written approval from the CCO. Requests for approval must be submitted before the trade is placed and must identify the proposed transaction, account, date, and number of shares.

C.	Blackout Period / Restricted Trading

Access Persons are prohibited from placing personal securities transactions in the Worth Charting Options Income ETF, and in any other security designated by the CCO, during any blackout period established by the Firm. A blackout period may be imposed when the Firm is making or considering investment recommendations, communicating portfolio changes, or is otherwise aware of pending ETF trades or strategy changes that could create an actual or perceived conflict of interest. The CCO may deny or defer any requested personal trade where necessary to protect the interests of the ETF or to avoid even the appearance of impropriety.

D.	Other Pre-Clearance or Restrictions as Determined by the CCO

The CCO may require pre-clearance for additional personal securities transactions or impose account or security-specific restrictions where the CCO determines such controls are appropriate based on the Firm’s business, information access, or conflict profile.

7.3 Reporting Requirements

Each Access Person must submit complete, accurate, and timely reports of personal securities holdings and transactions as follows:

A.	Initial Holdings Report

No later than ten (10) days after becoming an Access Person, each Access Person must submit an initial holdings report. The information in the report must be current as of a date no more than forty-five (45) days prior to the date the person became an Access Person.

B.	Annual Holdings Report

Each Access Person must submit an annual holdings report no later than thirty (30) days after the end of each calendar year, or by such other annual deadline established by the CCO, provided that the report is submitted at least once during each twelve (12) month period. The information in the report must be current as of a date no more than forty-five (45) days prior to the date the report is submitted.

C.	Quarterly Transaction Report

No later than thirty (30) days after the end of each calendar quarter, each Access Person must submit a quarterly transaction report covering all reportable securities transactions during that quarter.

D.	Required Contents

To the extent required under Rule 204A-1, holdings and transaction reports must include the information required by applicable law, including, as applicable, the title and type of security, ticker symbol or CUSIP, number of shares and principal amount, the name of any broker, dealer, or bank with which the Access Person maintains an account in which securities are held for the Access Person’s direct or indirect benefit, the date of the report, and such other information as the CCO may reasonably require.

E.	Duplicate Reporting Exception

An Access Person need not submit a separate quarterly transaction report to the extent the required information is already contained in broker trade confirmations or account statements received by the Firm within the time period required under applicable law and the records contain all information required for the report.

7.4 CCO Review and Surveillance of Personal Trading

The CCO will review personal holdings reports, quarterly transaction reports, pre-clearance requests, and any available duplicate statements or confirmations to identify unusual activity, potential front-running, trading ahead of ETF recommendations or transactions, blackout-period violations, conflicts of interest, or any other activity inconsistent with this Code or the Firm’s fiduciary obligations. Any exceptions, denials, late filings, or violations will be documented and addressed through appropriate remedial or disciplinary action.

8. Prohibited Transactions and Practices

Employees are prohibited from engaging in any conduct that conflicts with the Firm’s fiduciary duties, including:

●	Front-running or trading ahead of the ETF

●	Using confidential or proprietary information for personal benefit

●	Market manipulation or deceptive trading practices

●	Any activity designed to circumvent this Code

●	Access Persons are also prohibited from engaging in any personal trade that violates a pre-clearance condition, blackout period, or other trading restriction imposed under Section 7 of this Code.

9. Gifts and Entertainment

Gifts and entertainment may create actual or perceived conflicts of interest. Employees must exercise sound judgment and avoid any activity that could improperly influence, or appear to influence, investment decisions.

The following standards apply:

●	Gifts or entertainment may not exceed $500 per year per source

●	Cash or cash equivalents are strictly prohibited

●	All gifts and entertainment must be reported to the CCO

●	Gifts or entertainment intended to influence investment decisions are prohibited

10. Outside Business Activities

Employees must disclose all outside business activities (“OBAs”) and obtain prior written approval from the CCO before engaging in any activity that could present a conflict of interest or interfere with their responsibilities to the Firm.

Approved OBAs are reviewed periodically to assess ongoing conflicts, time commitments, and continued appropriateness.

11. Political Contributions

Worth Charting complies with Rule 206(4)-5 under the Advisers Act (the “Pay-to-Play Rule”). Political contributions by Employees must be pre-approved by the CCO and are monitored for compliance with applicable restrictions.

12. Administration of the Code

12.1 Chief Compliance Officer

The Chief Compliance Officer (“CCO”) of Worth Charting is Brian Petraitis. The CCO is responsible for administering, interpreting, and enforcing this Code, as well as reviewing reports, certifications, and potential violations. The Firm’s Code of Ethics is subject to review by the ETF’s adviser and Trust CCO as part of fund-level oversight and due diligence processes.

12.2 Violations and Sanctions

Violations of this Code may result in disciplinary action, up to and including termination of employment. Certain violations may require reporting to regulatory authorities.

13. Acknowledgement and Certification

All Employees must acknowledge receipt of this Code and certify their understanding of, and compliance with, its provisions initially and at least annually thereafter.

Adopted Date: ____________________

Signature: ____________________

Appendix A – Personal Securities Trading Certification

Worth Charting, LLC

I hereby certify that:

1.	I have received, read, and understand the Worth Charting, LLC Code of Ethics.

2.	I have complied with all personal securities transaction reporting requirements under the Code of Ethics during the applicable reporting period.

3.	I have disclosed all required personal securities holdings and transactions accurately and completely.

4.	I have not engaged in any transactions that violate the Firm’s fiduciary obligations, including front-running or misuse of confidential information.

5.	I understand that failure to comply with the Code of Ethics may result in disciplinary action, up to and including termination, and may require regulatory reporting.

I certify that the information provided is true and correct to the best of my knowledge.

Employee Name: ________________________________

Reporting Period: ______________________________

Signature: ____________________________________

Date: ________________________________________

Reviewed by CCO:

CCO Signature: ________________________________

Date: ________________________________________

Appendix B – Outside Business Activity (OBA) Disclosure & Approval Form

Worth Charting, LLC

Employees must disclose all outside business activities (“OBAs”) and obtain written approval prior to engaging in any activity that could present a conflict of interest.

Employee Information

Name: ________________________________________

Position/Title: _______________________________

OBA Description

Name of Outside Entity or Activity: __________________________________________

Nature of Business or Activity: ______________________________________________

Your Role / Title: _________________________________________________________

Compensation (if any): _____________________________________________________

Estimated Time Commitment: _______________________________________________

Start Date: ____________________ End Date (if applicable): ______________

Conflict Assessment

Please describe any actual or potential conflicts of interest and how they will be mitigated:

Employee Certification

I certify that the information above is accurate and complete. I agree to notify the Firm promptly of any changes to this outside business activity.

Employee Signature: ________________________________

Date: ____________________________________________

CCO Review and Determination

☐ Approved ☐ Approved with Conditions ☐ Denied

Conditions (if any): _______________________________________________________

CCO Signature: ________________________________

Date: ________________________________________

Appendix C – Code of Ethics and Compliance Acknowledgment

Worth Charting, LLC

I hereby acknowledge that:

1.	I have received and read the Worth Charting, LLC Code of Ethics and Compliance Policies and Procedures Manual.

2.	I understand my obligations under these documents and agree to comply with all applicable policies and procedures.

3.	I understand that violations may result in disciplinary action and may require regulatory reporting.

4.	I agree to promptly report any suspected violations or conflicts of interest to the Chief Compliance Officer.

Employee Name: ________________________________

Title: _______________________________________

Signature: ____________________________________

Date: ________________________________________

Chief Compliance Officer: Brian Petraitis